   As filed with the Securities and Exchange Commission on November 16, 1999
                          Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ONSALE, INC.
          (Exact name of the Registrant as specified in its charter)

Delaware                                                    77-0408319
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                          1350 Willow Road, Suite 100
                         Menlo Park, California  94025
         (Address of principal executive offices, including zip code)

                Onsale, Inc. 1996 Employee Stock Purchase Plan
                    Onsale, Inc. 1995 Equity Incentive Plan
                           (Full title of the plan)

                                John E. Labbett
   Senior Vice President, Chief Financial Officer, Controller and Secretary
                          1350 Willow Road, Suite 100
                         Menlo Park, California  94025
                                (650) 470-2400
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                             Horace L. Nash, Esq.
                             Thomas J. Hall, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                              Palo Alto, CA 94306

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed
                                            Amount               maximum                Proposed
                                            to be            offering price         maximum aggregate           Amount of
Title of securities to be registered      registered            per share             offering price          registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common stock, $0.001 par value               289,723 (1)             $20 (3)           5,794,460 (3)           $ 1,611
Common stock, $0.001 par value             1,341,610 (2)             $20 (3)          26,832,200 (3)           $ 7,460
------------------------------------------------------------------------------------------------------------------------------------

        TOTAL FEE                                                                                           $9,071
------------------------------------------------------------------------------------------------------------------------------------



(1) Represents 289,723 additional shares authorized and reserved for issuance under the Registrant's 1996 Employee Stock Purchase Plan upon the exercise of purchase rights that may be granted under the plan, which amount represents an automatic increase effective January 1, 1999 equal to 1.5% of the total outstanding shares of the Registrant's common stock as of December 31, 1998.

(2) Represents (a) 391,610 additional shares authorized and reserved for issuance under the Registrant's 1995 Equity Incentive Plan upon the exercise of stock options that may be granted under the plan, which amount represents an increase effective May 17, 1999 equal to 2.0% of the total outstanding shares of the Registrant's common stock outstanding as of that date, and (b) 950,000 additional shares authorized and reserved for issuance under the plan, as approved by the Registrant's board of directors on September 10, 1999.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on November 12, 1999.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

  Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission solely to register an additional 289,723 shares under the Onsale, Inc. 1996 Employee Stock Purchase Plan and an additional 1,341,610 shares under the Onsale, Inc. 1995 Equity Incentive Plan. The increase in shares reserved under the 1996 Employee Stock Purchase Plan was approved by the Registrant's board of directors on March 16, 1998 and by the Registrant's stockholders on May 18, 1998. The increase of 391,610 shares reserved under the 1995 Equity Incentive Plan was approved by the Registrant's board of directors on March 15, 1999 and by the Registrant's stockholders on May 17, 1999. The increase of 950,000 shares reserved under the 1995 Equity Incentive Plan was approved by the Registrant's board of directors on September 10, 1999 and by the Registrant's stockholders on November 4, 1999. Pursuant to Instruction E, the contents of the Registrant's Form S-8 registration statements, File Nos. 333-58991 and 333-25455, are incorporated into this registration statement by reference.


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated into this registration statement by reference:

      (a) our most recent annual report on Form 10-K;

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

      (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which registers all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 8.   EXHIBITS


Exhibit                                         Exhibit
 Number                                          Title
-------                                          -----

4.01 Onsale, Inc. 1996 Employee Stock Purchase Plan, as amended and restated on March 16, 1998 (incorporated by reference to exhibit 4.01 to the Registrant's registration statement on Form S-8 (File No. 333-58991) filed with the Commission on July 13, 1998) and form of related agreements (incorporated by reference to exhibit 10.13 to the Registrant's registration statement on Form S-4 (File No. 333-87377) filed with the Commission on September 17, 1999).

4.02 Onsale, Inc. 1995 Equity Incentive Plan, as amended and restated on September 10, 1999, and form of related agreements (incorporated by reference to exhibit 10.12 to the Registrant's registration statement on Form S-4 (File No. 333-87377) filed with the Commission on September 17, 1999).

4.03 The Registrant's Certificate of Incorporation (incorporated by reference to exhibit 3.01 to the Registrant's registration statement on Form S-1 (File No. 333-18459) filed with the Commission on December 20, 1996).

4.04 Form of the Registrant's Amended and Restated Certificate of Incorporation, subject to approval by the Registrant's stockholders, (incorporated by reference to exhibit 3.02 to the Registrant's registration statement on Form S-4 (File No. 333-87377) filed with the Commission on September 17, 1999).

4.05      The Registrant's Amended and Restated Bylaws.

5.01      Opinion of Fenwick & West LLP.

23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02     Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01     Power of Attorney (see signature pages following Item 8).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Onsale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 16th day of November, 1999.

                                 ONSALE, INC.

                                 By:  /s/   S. Jerrold Kaplan
                                      -----------------------
                                      S. Jerrold Kaplan
                                      President, Chief Executive Officer and
                                      Director


                               POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS that each individual whose signature appears below and on the next page consitutes and appoints S. Jerrold Kaplan and John E. Labbett, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                        Date
---------                                    -----                                        ----
Principal Executive Officer

                                             President, Chief Executive Officer
/s/   S. Jerrold Kaplan                      and Director                                 November 16, 1999
----------------------------------------
S. Jerrold Kaplan

Principal Financial and
Accounting Officer


/s/   John E. Labbett                        Senior Vice President and
----------------------------------------     Chief Financial Officer                      November 16, 1999
John E. Labbett

Additional Directors

/s/   Alan S. Fisher                         Director                                     November 16, 1999
----------------------------------------
Alan S. Fisher

                                             Director                                     November 16, 1999
/s/   Peter L. Harris
----------------------------------------
Peter L. Harris

                                             Director                                     November 16, 1999
/s/   Peter H. Jackson
----------------------------------------
Peter H. Jackson

                                             Director                                     November 16, 1999
/s/   Kenneth J. Orton
----------------------------------------
Kenneth J. Orton

                                 Exhibit Index
                                 -------------


Exhibit                              Exhibit
Number                                Title
------                                -----

4.05          The Registrant's Amended and Restated Bylaws.

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01         Power of Attorney (see signature pages following Item 8).